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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
              PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


                           Newcastle Investment Corp.
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             (Exact Name of Registrant as Specified in Its Charter)

               Maryland                                81-0559116
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(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)


         1251 Avenue of the Americas
              New York, NY                                        10020
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(Address of Principal Executive Offices)                        (Zip Code)

If this form relates to the registration of a    If this form relates to the registration of a
class of securities pursuant to Section 12(b)    class of securities pursuant to Section 12(g)
of the Exchange Act and is effective             of the Exchange Act and is effective
pursuant to General Instruction A.(c), please    pursuant to General Instruction A.(d), please
check the following box. [X]                     check the following box.


Securities Act registration statement file number to which this form relates:
File No. 333-103598; File No. 333-103807.

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

TITLE OF EACH CLASS TO                          NAME OF EACH EXCHANGE ON WHICH
BE SO REGISTERED                                EACH CLASS IS TO BE REGISTERED
----------------------                          -------------------------------
9.75% Series B Cumulative Redeemable                New York Stock Exchange
Preferred Stock, par value $0.01 per share

Securities to be registered pursuant to Section 12(g) of the Act: None

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                                (Title of Class)







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                      INFORMATION IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

                  The information required by this Item 1 is set forth under the caption "Description of Series B Preferred Stock" contained in Newcastle Investment Corp.'s Registration Statement on Form S-11 originally filed on
March 4, 2003, as amended (File No. 333-103598),and in Newcastle Investment Corp.'s Registration Statement on Form S-11 filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, (File No. 333-103807), covering the offer and sale of shares of the class of the securities registered hereby, which description is incorporated herein by reference.


ITEM 2.  EXHIBITS

     The following exhibits are filed as part of this registration statement:

3.1 Articles of Amendment and Restatement of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-11 (File No. 333-90578)).
3.2 By-laws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-11 (File No. 333-90578)).
3.3 Form of Articles Supplementary Relating to the Series B Preferred Stock (incorporated herein by reference to Exhibit 3.3 to the Registrant's Registration Statement on Form S-11 (File No. 333-103598)).
4.1 Form of Certificate for Series B Preferred Stock (incorporated herein by reference to Exhibit 4.1 to the Registrant's Registration Statement in Form S-11 (File No. 333-103598)).




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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                            NEWCASTLE INVESTMENT CORP.

Date: March 14, 2003                        By: /s/ Randal A. Nardone
                                                ---------------------
                                            Name: Randal A. Nardone
                                            Title:   Secretary






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